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                                                                      Exhibit 16

                                POWER OF ATTORNEY

The undersigned, Terry K. Glenn, Donald C. Burke, James H. Bodurtha, Joe Grills, Herbert I. London, Andre F. Perold, Roberta Cooper Ramo, Robert S. Salomon, Jr. and Stephen B. Swensrud, the Directors/Trustees and the Officers of each of the registered investment companies listed below, hereby authorize Terry K. Glenn, Andrew J. Donohue, Donald C. Burke, Robert C. Doll, Jr. and Phillip S. Gillespie or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for each of the following registered investment companies and to file the same, with all exhibits thereto, with the Securities and Exchange Commission: Apex Municipal Fund, Inc.; Corporate High Yield Fund, Inc.; Corporate High Yield Fund III, Inc.; Corporate High Yield Fund V, Inc.; Corporate High Yield Fund VI, Inc.; Fund Asset Management Master Trust; Master Focus Twenty Trust; Master Large Cap Series Trust; Mercury Funds II; Merrill Lynch California Municipal Series Trust; Merrill Lynch Focus Value Fund, Inc.; Merrill Lynch Fundamental Growth Fund, Inc.; Merrill Lynch Investment Managers Funds, Inc.; Merrill Lynch Large Cap Series Funds, Inc.; Merrill Lynch Multi-State Municipal Series Trust; Merrill Lynch Retirement Reserves Money Fund of Merrill Lynch Retirement Series Trust; Merrill Lynch Short Term U.S. Government Fund, Inc.; Merrill Lynch U.S. Government Mortgage Fund; Merrill Lynch Variable Series Funds, Inc.; Merrill Lynch World Income Fund, Inc.; MuniAssets Fund, Inc.; MuniEnhanced Fund, Inc.; MuniHoldings California Insured Fund, Inc.; MuniHoldings Insured Fund II, Inc.; MuniInsured Fund, Inc; MuniYield Arizona Fund, Inc.; MuniYield California Fund, Inc.; MuniYield California Insured Fund, Inc.; MuniYield Florida Fund; MuniYield Fund, Inc.; MuniYield Insured Fund, Inc.; MuniYield Michigan Insured Fund II, Inc.; MuniYield New Jersey Fund, Inc.; MuniYield New York Insured Fund, Inc.; MuniYield Quality Fund, Inc.; MuniYield Quality Fund II, Inc.; Summit Cash Reserves Fund of Financial Institutions Series Trust; and The Asset Program, Inc.

Dated: February 18, 2004

      /s/ Terry K. Glenn                         /s/ Donald C. Burke
-------------------------------         ---------------------------------------
        Terry K. Glenn                              Donald C. Burke
(President/Principal Executive              (Vice President/Treasurer/Principal
   Officer/Director/Trustee)                 Financial and Accounting Officer)

     /s/ James H. Bodurtha                           /s/ Joe Grills
-------------------------------         ---------------------------------------
        James H. Bodurtha                               Joe Grills
        (Director/Trustee)                            (Director/Trustee)

    /s/ Herbert I. London                           /s/ Andre F. Perold
-------------------------------         ---------------------------------------
       Herbert I. London                               Andre F. Perold
      (Director/Trustee)                               (Director/Trustee)

    /s/ Roberta Cooper Ramo                   /s/ Robert S. Salomon, Jr.
-------------------------------         ---------------------------------------
       Roberta Cooper Ramo                        Robert S. Salomon, Jr.
       (Director/Trustee)                          (Director/Trustee)


   /s/ Stephen B. Swensrud
-------------------------------
      Stephen B. Swensrud
      (Director/Trustee)